                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration File Nos.
                                            333-33736 and 333-33736-01

          PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED JUNE 27, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF
                    5 1/2% CONVERTIBLE PREFERRED SECURITIES
              REMARKETABLE TERM INCOME DEFERRED EQUITY SECURITIES
                                 (HIGH TIDESSM)

     The Prospectus dated June 27, 2000 relating to resales by selling shareholders of 5 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDESSM ) (the "Prospectus"), is hereby supplemented by (i) deleting the selling holder "Partner Reinsurance Company Ltd." and deleting such selling holder's respective number of HIGH TIDES; and (ii) amending the "Selling Holders" section on pages 23-25 thereof, by inserting the following as new selling holders in the appropriate alphabetical location:

                                                              NUMBER
                                                                OF
                                                               HIGH
                                                               TIDES
                       SELLING HOLDER                         -------
Baptist Health of South Florida.............................    2,236
Clinton Riverside Convertible Portfolio Limited.............   45,000
Goldman Sachs & Company.....................................   12,533
Morgan Stanley & Co. .......................................  125,000
Partner Reinsurance Company of the U.S. ....................   10,000
Pilgrim Convertible Fund....................................   60,895
Prudential Securities Inc. .................................   11,995
Susquehanna Capital Group...................................   71,642

                            ------------------------

                   Prospectus Supplement dated July 14, 2000